Exhibit 4.1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO, OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE STATEMENT WITH RESPECT TO SHARES IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Certificate Number 1	Initial Number of Series B

Preferred Shares 12,000,000

CUSIP 037612 504

ISIN US 0376125045

APOLLO GLOBAL MANAGEMENT, LLC

6.375% Series B Preferred Shares

(Liquidation Preference as specified below)

APOLLO GLOBAL MANAGEMENT, LLC, a Delaware limited liability company (the “Company”), hereby certifies that CEDE & CO (the “Holder”), is the registered owner of the number shown on Schedule I hereto of shares of the Company’s designated 6.375% Series B Preferred Shares, with a Series B Liquidation Preference of $25.00 per share (the “Series B Preferred Shares”). The Series B Preferred Shares are fully paid and the Holder of such Series B Preferred Shares will have no obligation to make payments or contributions to the Company solely by reason of its ownership of such Series B Preferred Shares. The Series B Preferred Shares are transferable on the books and records of the Transfer Agent, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series B Preferred Shares represented hereby are and shall in all respects be subject to the provisions of the Third Amended and Restated Limited Liability Company Agreement of the Company dated as of March 19, 2018, and as the same may be further amended from time to time (the “Agreement”). Capitalized terms used herein but not defined shall have the meaning given them in the Agreement. The Company will provide a copy of the Agreement to the Series B Holder without charge upon written request to the Company at its principal place of business. In the case of any conflict between this Certificate and the Agreement, the provisions of the Agreement shall control and govern.

Reference is hereby made to the provisions of the Series B Preferred Shares set forth on the reverse hereof and in the Agreement, which provisions shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this executed certificate, the Series B Holder is bound by the Agreement and is entitled to the benefits thereunder.

Unless the Transfer Agent has properly countersigned, these Series B Preferred Shares shall not be entitled to any benefit under the Agreement or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Company by its Manager this of March 19, 2018.

APOLLO GLOBAL MANAGEMENT, LLC

By:	/s/ John J. Suydam
Name: John J. Suydam
Title: Chief Legal Officer

COUNTERSIGNATURE

These are Series B Preferred Shares referred to in the within-mentioned Agreement.

Dated: March 19, 2018

American Stock Transfer & Trust Company, LLC, as

Transfer Agent

By:	/s/ Michael Legregin
Name:	Michael Legregin
Title:	Senior Vice President

REVERSE OF CERTIFICATE FOR SERIES B PREFERRED SHARES

Non-cumulative distributions on each Series B Preferred Share shall be payable at the applicable rate provided in the Agreement.

The Company shall furnish without charge to each Series B Holder who so requests a summary of the authority of the Manager to determine variations for future series within a class of Shares and the designations, limitations, preferences and relative, participating, optional or other special rights of each class or series of capital issued by the Company and the qualifications, limitations or restrictions of such preferences and/or rights.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the Series B Preferred Shares evidenced hereby to:

(Insert assignee’s social security or taxpayer identification number, if any)

(Insert address and zip code of assignee)

and irrevocably appoints:

as agent to transfer the Series B Preferred Shales evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Certificate)

Signature

Guarantee:

(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

SCHEDULE 1

APOLLO GLOBAL MANAGEMENT, LLC

Global Series B Preferred Share

6.375% Series B Preferred Share

Certificate Number.

The number of Series B Preferred Shares initially represented by this global Series B Preferred Share shall be 12,000,000. Thereafter the Transfer Agent shall note changes in the number of Series B Preferred Shares evidenced by this global Series B Preferred Share in the table set forth below:

Date of Exchange	Amount of Decrease in Number of Shares Represented by this Global Series B Preferred Share	Amount of Increase in Number of Shares Represented by this Global Series B Preferred Share	Number of Shares Represented by this Global Series B Preferred Share following Decrease or Increase	Signature of Authorized Officer or Transfer Agent